UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 14, 2017

OVID THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38085	46-5270895
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1460 Broadway, Suite 15044 New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 661-7661

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Effective June 14, 2017, the Board of Directors (the “Board”) of Ovid Therapeutics Inc. (the “Company”) appointed Barbara Duncan as a Class I director, to serve until the Company’s 2018 annual meeting of stockholders. Ms. Duncan’s appointment filled the vacancy on the Board created by the Board’s increase in the authorized size of the Board on June 14, 2017 from five (5) members to six (6) members. On June 14, 2017, Ms. Duncan was also appointed as a member and chairperson of the Audit Committee of the Board (the “Audit Committee”), replacing Bart Friedman who continues to serve as a member of the Audit Committee.

There were no arrangements or understandings between Ms. Duncan and any other persons pursuant to which she was selected as a director, and there are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission between Ms. Duncan and the Company required to be disclosed herein. The Board has determined that Ms. Duncan (i) is independent as such term is defined in Rule 10A-3 of the Securities Exchange Act of 1934, as amended, meets the applicable independence requirements of The NASDAQ Stock Market LLC and does not have any relationship with the Company that would interfere with her exercise of independent judgment in carrying out her responsibilities as a director of the Company, and (ii) is an “audit committee financial expert,” as such term is defined in Item 407 of Regulation S-K, and has the requisite financial sophistication, as contemplated by the corporate governance listing standards of The Nasdaq Stock Market LLC.

Pursuant to the Company’s Non-Employee Director Compensation Policy (the “Policy”), Ms. Duncan will receive annual cash compensation in the amount $40,000 for her Board service, $5,000 for her service as a member of the Audit Committee and $12,500 for her service as the chairperson of the Audit Committee. All amounts will be paid in arrears in quarterly installments. The Company will also reimburse Ms. Duncan for her travel expenses incurred in connection with her attendance at Board and committee meetings. On June 14, 2017, the Board also granted Ms. Duncan an initial one-time option to purchase 11,627 shares of the Company’s common stock (the “Option”). Subject to Ms. Duncan’s continued service to the Company, the Option will vest as follows: 1/36 of the shares subject to the Option will vest monthly over a three year period. In accordance with the Policy, as may be amended from time to time, Ms. Duncan will also be eligible to receive an annual option award to purchase shares of the Company’s common stock, subject to Ms. Duncan’s continued service to the Company.

In connection with Ms. Duncan’s appointment to the Board, Ms. Duncan entered into the Company’s standard form of indemnity agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-217245) filed with the Securities and Exchange Commission on May 3. 2017.

On June 14, 2017, the Company issued a press release announcing the appointment of Ms. Duncan to the Board. A copy of the press release with this announcement is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated June 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVID THERAPEUTICS INC.

By:	/s/ Yaron Werber
Yaron Werber
Chief Business and Financial Officer

Dated: June 15, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 14, 2017.